Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 9, 2017, relating to the consolidated financial statements and financial statement schedules of HC2 Holdings, Inc., and the effectiveness of HC2 Holdings, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP
New York, New York
June 19, 2017